UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 17, 2020

TEXAS ROADHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50972	20-1083890
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6040 Dutchmans Lane, Louisville, KY	40205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (502) 426-9984

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TXRH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)            On December 17, 2020, the Board of Directors (the “Board”) of Texas Roadhouse, Inc. (the “Company”) appointed Gerald L. Morgan, age 60, as President. He joined Texas Roadhouse in 1997 as a Managing Partner in Grand Prairie, Texas. Based on the performance of the Grand Prairie restaurant in 2000, he was named Managing Partner of the Year in 2001. He was promoted to Market Partner in 2001 and then subsequently promoted to Regional Market Partner in 2015. Before joining the Company, Mr. Morgan was a multi-unit operator with Bennigan’s Restaurants. Mr. Morgan has over 30 years of restaurant industry experience. Before Mr. Morgan’s appointment, W. Kent Taylor, the Company’s Chairman and Chief Executive Officer, also held the title of President.

In connection with his appointment as President, the Company entered into an employment agreement with Mr. Morgan as described below at Item 5.02(e).

Except as set forth below, Mr. Morgan has not had any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Upon his appointment to President, Mr. Morgan holds a beneficial ownership interest in certain franchise restaurants described below. As of October 27, 2020, Mr. Morgan’s beneficial ownership interest in such franchised Texas Roadhouse restaurants is set forth in the table below.

Restaurant	Morgan Ownership	Initial Franchisee Fee	Royalty Rate	Royalties Paid to Us in Fiscal Year 2019 ($)	Royalties Paid to Us in First Ten Months of Fiscal Year 2020 ($)	Management or Supervision Fees Paid to the Company in Fiscal Year 2019 ($)	Management or Supervision Fees Paid to the Company in First Ten Months of Fiscal Year 2020 ($)
Brownsville, TX	3.07%	—	4.0%	318,821	208,250	39,853	26,031
McKinney, TX	2.0%	—	4.0%	286,599	208,893	35,825	26,112

For the 2019 fiscal year and the ten months ended October 27, 2020, the total amount of distributions received by Mr. Morgan relating to his ownership interests in the above-referenced restaurants were $21,837 and $21,782, respectively. These amounts do not reflect compensation paid by the Company to Mr. Morgan during these periods; rather, these amounts were paid by the applicable entity and reflect a return on investment in these separate restaurant locations.

Additionally, upon his appointment to President, Mr. Morgan holds an ownership interest in the Texas Roadhouse restaurant in Mansfield, Texas, which is a restaurant that is owned by an entity that the Company controls and in which the Company holds a 52.5% ownership interest. As of October 27, 2020, Mr. Morgan beneficially owned a 34.5% ownership interest in the Mansfield, Texas restaurant (32.0% interest directly and 2.5% interest indirectly through his parents), which entity paid $255,862 to us for management and supervision fees in fiscal year 2019 and $190,838 to us for management and supervision fees for the first ten months ended October 27, 2020. Further, the total amount of distributions related to the 34.5% beneficial ownership interest in the Mansfield, Texas restaurant for the 2019 fiscal year was $374,206 and for the first ten months ended October 27, 2020 was $128,269. These amounts do not reflect compensation paid by the Company to Mr. Morgan during the 2019 fiscal year and for the first ten months ended October 27, 2020, respectively; rather, these amounts were paid by the applicable entity and reflect a return on investment in this restaurant location.

Prior to Mr. Morgan’s appointment to President, the entity operating the Texas Roadhouse restaurant in Mansfield, Texas in which Mr. Morgan holds an ownership interest had indebtedness to the Company. For the 2019 fiscal year and the ten months ended October 27, 2020, the table below sets forth certain information related to the indebtedness to the Company, which bore interest at an annual rate of 2%:

Restaurant	Largest Aggregate Amount of Principal Outstanding during Fiscal Year 2019 and Ten Months Ended October 27, 2020 ($)	Amount of Principal Outstanding as of December 10, 2020 ($)	Aggregate Principal Repaid for Fiscal Year 2019 and Ten Months Ended October 27, 2020 ($)		Aggregate Interest Repaid for Fiscal Year 2019 and Ten Months Ended October 27, 2020 ($)
Mansfield, Texas	518,899	--	228,315	(1)	15,027

(1)	On December 10, 2020, the outstanding principal balance of $280,206 was repaid to the Company and the entity did not have any outstanding indebtedness to the Company upon Mr. Morgan’s promotion to President.

(e)            On December 17, 2020, we entered into a new employment agreement with Mr. Morgan. The employment agreement has an effective date of January 8, 2021 and will expire on January 7, 2024. Mr. Morgan’s existing regional market partner employment agreement will continue in full force and effect until January 8, 2021.

Base Salary.   The employment agreement establishes an annual base salary of $350,000 for the first year of the term. During the term of his employment agreement, base salary increases are at the discretion of the Compensation Committee.

Incentive Bonus.   The employment agreement also provides an annual short-term cash incentive opportunity with a target bonus of $350,000 for the first year of the term, with increases in the target bonus amount at the discretion of the Compensation Committee. During the term of his employment agreement, the performance criteria and terms of bonus awards are at the discretion of the Compensation Committee. The targets are currently based upon earnings per share growth and pre-tax profits. Depending on the level of achievement of the goals, the bonus may be reduced to a minimum of $0 or increased to a maximum of two times the base target amount under the current incentive compensation policy of the Compensation Committee of the Board.

Stock Awards.   The employment agreement provides that the Compensation Committee of the Board may grant certain stock awards to Mr. Morgan during the term of his employment agreement. The amount, performance criteria and terms of equity awards are at the discretion of the Compensation Committee of the Board. In connection with the same, on December 17, 2020, the Compensation Committee authorized the grant of 5,000 serviced-based restricted stock units for his 2021 fiscal year service.  These service-based restricted stock units will be granted on January 8, 2021 and will vest on January 8, 2022, provided he is still employed as of the vesting date.

Additionally, on December 17, 2020, the Compensation Committee authorized the grant of 2,500 performance-based restricted stock units for Mr. Morgan’s 2021 fiscal year service. These performance-based restricted stock units will be granted on January 8, 2021 and will vest on January 8, 2022, subject to the achievement of defined goals established by the Compensation Committee of the Board.  The performance targets are currently based upon earnings per share growth and pre-tax profits. Depending on the level of achievement of the goals, the number of restricted stock units may be reduced to zero or increased to a maximum of two times the target number of restricted stock units shown below.

Separation and Change in Control Arrangements.  Mr. Morgan’s employment agreement generally provides that if his employment is terminated during the term of the employment agreement for a Qualifying Reason, the Company will pay the officer three months of base salary, unless the termination occurs within 12 months following a Change in Control (as defined in the employment agreement), in which case an amount equal to Mr. Morgan’s current base salary remaining for the then existing term of his employment agreement will be paid. In addition, if his termination occurs for a Qualifying Reason within 12 months following a Change in Control, then he shall be paid any incentive bonus earned but not yet paid for any fiscal year ended before the date of termination, plus an incentive bonus for the year in which the date of termination occurs, equal to his target bonus for that year, prorated based on the number of days in the fiscal year elapsed before the date of termination.

The employment agreement also provides for the reduction of Change in Control payments to the maximum amount that could be paid to him without giving rise to the excise tax imposed by Section 4999 of the Internal Revenue Code. For purposes of his employment agreement, termination for a Qualifying Reason is generally defined to be attributable to one of the following: (i) the result of him having submitted to the Company his resignation in accordance with a request by the Board or the chief executive officer, provided that such request is not based on the Company’s finding that Cause (as defined in the agreement) for termination exists, (ii) a termination for Good Reason (as defined in the employment agreement) within 12 months of a Change in Control, or (iii) a termination by the Company for any reason other than Cause or as a result of death or disability which entitles Mr. Morgan to benefits under the Company’s long-term disability plan. The severance payments are generally contingent upon his execution of a full release of claims against the Company and continued compliance with the non-competition, non-solicitation, confidentiality and other restrictive covenants. If his employment is terminated for any reason other than a Qualifying Reason (such as the officer’s death, disability or for Cause), then the Company will pay only the base salary accrued for the last period of actual employment and any accrued paid time off in accordance with policies of the Company in effect from time to time.

Non-competition and other Restrictions. Mr. Morgan has agreed not to compete with us during the term of his employment and for a period of two years following the termination of his employment agreement. The employment agreement also contains certain confidentiality, non-solicitation, and non-disparagement provisions. The employment agreement contains a "clawback" provision that any compensation paid or payable pursuant to the employment agreement or any other agreement or arrangement with the Company shall be subject to recovery or reduction in future payments in lieu of recovery pursuant to any Company clawback policy in effect from time to time, whether adopted before or after the date of the employment agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)            Exhibits

99.1	Press Release dated December 17, 2020

104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS ROADHOUSE, INC.

Date: December 17, 2020	By:	/s/ Tonya Robinson
Tonya Robinson
Chief Financial Officer

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